Exhibit 10.35

*** Text Omitted and Filed Separately

Pursuant to a Confidential Treatment Request

under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2(b)(1)

AMENDMENT TWO TO MANUFACTURING AND PURCHASE AGREEMENT

BETWEEN DOT HILL SYSTEMS CORP.

AND HON HAI PRECISION INDUSTRY CO. LTD,

This Amendment No.2 (“Amendment”) is dated November 11, 2011 (the “Effective Date”) and is an amendment to the Manufacturing and Purchase Agreement dated September 2008 (the “Agreement”) between Dot Hill Systems Corp. and its subsidiaries (“Dot Hill”) and Hon Hai Precision Industry Ltd, and its parents, subsidiaries and affiliate companies (“Foxconn”).

Except as expressly set forth herein, all other terms and conditions of the Agreement shall continue in full force and effect. Capitalized terms used but not defined herein shall have the meaning given thereto in the Agreement. This Amendment shall become part of the Agreement and all applicable terms and conditions of the Agreement including, but not limited to Section 21.7 of the Agreement regarding Further Assurances, shall apply to this Amendment

AMENDED TERMS

Art 5.4.3 is revised to read “The parties agree that the material, throughput and Transformation costs will be reviewed and adjusted on a […***…] basis, and product quotes (in the form set forth on Appendix 2) will be updated accordingly on a […***…] basis. […***…] with respect to those portions of the […***…] with respect to which […***…].

Art. 5.6. A new Section 5.6 shall be added to the Agreement and shall read as follows:

5.6. […***…]

5.6.1	Commencing with the […***…], SUPPLIER shall provide Dot Hill […***…] under the Agreement […***…]. […***…]

5.6.2.	The […***…] provided to Dot Hill by Supplier on L-6 PCA Materials shall not be applicable on any products beyond […***…] currently sold on the market at the tune of the execution of this amendment.

5.6.3.	Commencing with the […***…], SUPPLIER shall provide Dot Hill with a […***…] under the Agreement […***…].

***Confidential Treatment Requested

Art 6.4 The first paragraph of Section 6.4 shall be replaced with the following two paragraphs: “All payments will be made in US Dollars and will be due […***…] after Dot Hill receives the invoice from Supplier. Supplier agrees to grant Dot Hill […***…], reviewed quarterly based on Dot Hill requirements with consideration of Dot Hill’s current financials and ongoing timely payment. Dot Hill agrees to provide SUPPLIER with audited financial statements and/or unaudited financial statements prepared in accordance with GAAP on a quarterly basis if requested.

The […***…] Letter of Credit described in earlier versions of this Section 6.4 is hereby immediately eliminated. SUPPLIER reserves the right to require Dot Hill to re-establish a […***…] letter of credit, paid by Dot Hill, […***…] in the event that Dot Hill either (a) receives an unfavorable going concern opinion from its external auditors, mutually accepted by Foxconn, or (b) Dot Hill’s payments to Foxconn in a full calendar quarter are more than […***…] late on a weighted average basis. However, Foxconn will be required to […***…] and Dot Hill will have the right to cancel the letter of credit, when Dot Hill no longer has an unfavorable going concern opinion from its external auditors AND Dot Hill’s payments to Foxconn for a full calendar quarter are less than […***…] late on a weighted average basis.”

Art 6.4.2 is added to read “If, due to SUPPLIER fault or breach, SUPPLIER is delinquent in paying its suppliers and Dot Hill is required to make the payment in order to be assured of supply to meet customer requirements, SUPPLIER will pay Dot Hill within […***…] after receipt of an invoice for the material that Dot Hill has purchased from the supplier on SUPPLIER’S behalf. Dot Hill agrees to provide SUPPLIER two (2) day’s notice to cure prior to making such a purchase.”

Art 6.8.1 is revised to read “Dot Hill may reschedule purchase orders, blanket purchase orders, and/or Purchase Order Releases for no more than […***…] from initially scheduled delivery date. Rescheduling terms are subject to mutual agreement which shall not be unreasonably withheld by Supplier.”

Art 8.4.4 is added to read “Notwithstanding the above, Dot Hill excess and obsolete material and finished goods will be […***…] of initial SUPPLIER purchase. For clarity, industry standard common components that Foxconn can either cancel with their supplier or sell internally/externally to mitigate impact shall not be considered as part of excess and obsolete material calculations. Nonetheless, SUPPLIER shall hold excess and obsolete material and finished goods purchased under this section via […***…], and when or if it is used/shipped to Dot Hill, Dot Hill shall be given a credit by SUPPLIER for the purchase price paid for the excess material and finished goods under this Section: The parties will work together and mutually determine when excess materials or excess finished goods have become obsolete.”

Art 14.1 is revised to read “Term. The term of this Agreement shall be for three (3) years from the Effective Date of this Amendment.”

***Confidential Treatment Requested

IN WITNESS WHEREOF, the parties have caused this Amendment No.2 to be executed by their duly authorized representatives on the dates indicated below.

HON HAI PRECISION INDUSTRY CO. LTD.		DOT HILL SYSTEMS CORP.

By:	/s/ Jackson Shih	By:	/s/ Dana Kammersgard

Name:	Jackson Shih	Name:	Dana Kammersgard

Title:	Vice President	Title:	CEO

Date:	11/11/2011	Date:	11/15/11